EXHIBIT 21

AFFYMETRIX, INC.
LIST OF SUBSIDIARIES

Affymetrix, UK Ltd, wholly-owned subsidiary incorporated in the United Kingdom and doing business under such name.

Affymetrix France S.A.S., wholly-owned subsidiary incorporated in France and doing business under such name.

Affymetrix GmbH, wholly-owned subsidiary incorporated in Germany and doing business under such name.

Affymetrix Japan K.K., a wholly-owned subsidiary incorporated in Japan and doing business under such name.

Affymetrix Pte Ltd, wholly-owned subsidiary incorporated in Singapore and doing business under such name.

Affymetrix Technology, Ltd, wholly-owned subsidiary incorporated in Bermuda and doing business under such name.

Genetic MicroSystems, Inc., wholly-owned subsidiary incorporated in Massachusetts and doing business under such name.

Neomorphic, Inc., wholly-owned subsidiary incorporated in California and doing business under such name.

ParAllele BioScience, Inc., wholly-owned subsidiary incorporated in California and doing business under such name.